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                                                                      EXHIBIT 13


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 15, 2000 relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Proposal No. 2: To re-elect the current Trustees of the Board and to elect two additional Trustees to the Board" and "Financial Statements and Experts" in such Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in the IDEX Mutual Funds Prospectus dated March 1, 2001 (Prospectus) and under the heading "Legal Counsel and Independent Certified Public Accountants" in the IDEX Mutual Funds Statement of Additional Information dated March 1, 2001 (SAI). The Prospectus and SAI are also incorporated by reference in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
November 12, 2001